THE MIDDLEBY CORPORATION

1400 Toastmaster Drive, Elgin, Illinois 60120 • (847) 741-3300

THE MIDDLEBY CORPORATION TO ACQUIRE TURBOCHEF
TECHNOLOGIES, INC. FOR APPROXIMATELY $200 MILLION

•	Market leader in speed cooking, one of the fastest growing segments of the commercial cooking market

•	Technology innovators with world class engineering capabilities

•	Increases penetration with key customers and expands addressable customer base with hot applications utilizing ventless cooking technology

ELGIN, IL. -- August 12, 2008 – The Middleby Corporation (NASDAQ:MIDD) announced today that it has executed a definitive agreement to acquire TurboChef Technologies, Inc. (NASDAQ:OVEN), in a cash and stock transaction valued at approximately $200 million, including TurboChef net cash of approximately $5 million as of June 30, 2008. TurboChef is the leading provider of equipment focused on the high-speed preparation of food products for the global commercial cooking equipment market.

Under the terms of the Merger Agreement, which has been approved by the Board of Directors of both companies, holders of TurboChef’s common shares will receive a combination of $3.67 in cash and 0.0486 Middleby shares of common stock per TurboChef share. The implied value per TurboChef share is $6.47 based on the closing price of Middleby’s common stock as of August 11, 2008. The transaction, which is expected to close in the fourth quarter of 2008, is subject to approval by TurboChef shareholders, regulatory approvals and customary closing conditions. In connection with the Merger Agreement, certain officers and directors of TurboChef have entered into voting agreements with Middleby pursuant to which they have agreed to vote all of their shares (collectively representing approximately 20% of TurboChef’s outstanding shares) in favor of the transaction.

TurboChef is a leader in speed cook technology, one of the fastest growing segments of the commercial foodservice equipment market. It has significantly expanded its customer base in recent years and provided the equipment to support menu roll outs at some of the world’s largest restaurant chains. Middleby believes this technology is in the early stages of gaining a broader market acceptance and intends to expand on TurboChef’s initial success by leveraging Middleby’s global sales and service platform as well as its core operating expertise.

Selim A. Bassoul, Middleby Chairman and Chief Executive Officer, said, “TurboChef has done an exceptional job of taking revolutionary cooking technology and successfully commercializing it. The rapid growth in TurboChef’s customer base is a testament to the quality and performance of its products and the excellence of its engineering and sales professionals. The acquisition of TurboChef will strengthen Middleby’s position as a global leader in the foodservice equipment industry. Having created the speed cooking category, TurboChef is the most widely known brand name in the category. The addition of TurboChef’s line of products will complement Middleby’s existing industry leading brands and portfolio of innovative technologies.”

Middleby expects TurboChef to become a meaningful contributor to its financial portfolio through the achievement of significant synergies from this transaction as a result of reducing corporate expenses, a reorganization of TurboChef’s residential segment and other operating synergies. In the longer term, Middleby is confident that this acquisition will improve the company’s future earnings growth potential as TurboChef’s sales potential is realized.

Middleby expects to finance the acquisition by drawing on its existing revolving credit facility, which will be increased in connection with the transaction.

Lehman Brothers is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Middleby in this transaction.

Middleby will host a conference call today, Tuesday August 12th, 2008, at 11:00 a.m. Central Time to discuss the acquisition of TurboChef. Investors can call 706-634-5099 (domestic) with the access code 60079097, or listen via live audio webcast. To listen live and view the presentation, visit the Investors section of the Middleby Corporation website www.middleby.com and follow the link to "Webcasts". A replay of the call will be available beginning two hours after the call at (706) 645-9291 with the access code 60079097. The replay will also be available at www.middleby.com.

Statements in this press release or otherwise attributable to Middleby regarding its business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Middleby cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include failure to satisfy any of the conditions of closing, including the failure to obtain TurboChef stockholder approval; the risks that Middleby and TurboChef businesses will not be integrated successfully; the risk that Middleby and TurboChef will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees, distributors or suppliers; the level of end market activity in Middleby’s and TurboChef’s commercial and residential markets; unpredictable difficulties or delays in the development of new product technology; results of pending and future litigation; access to capital; actions of domestic and foreign governments; variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing and related market conditions; the timely development and market acceptance of Middleby's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in Middleby's SEC filings.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used for commercial food cooking, preparation and processing. The company's leading equipment brands serving the commercial foodservice industry include Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Carter Hoffman®, CTX®, Holman®, Houno®, Jade®, Lang®, MagiKitch'n®, Middleby Marshall®, Nu-Vu®, Pitco Frialator®, Southbend®, Star®, Toastmaster®, and Wells®. The company’s leading equipment brands serving the food processing industry include Alkar®, MP Equipment®, and RapidPak®. The Middleby Corporation was recognized by Business Week as one of the Top 100 Hot Growth Companies of 2007, by Crain’s Chicago Business as one of the Fastest 50 Growth Companies in 2007, and by Forbes as one of the Best Small Companies in 2007.

This communication is being made in respect of the proposed merger transaction involving Middleby, TurboChef and Chef Acquisition Corp. In connection with the proposed transaction, Middleby will file with the SEC a registration statement on Form S-4 and TurboChef will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to TurboChef’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Middleby and TurboChef, without charge, at the SEC’s Internet site (http://www.sec.gov).

Middleby, TurboChef and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Middleby’s directors and executive officers is available in Middleby’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on March 28, 2008, and amended on April 24, 2008 and Middleby’s 2007 Annual Report on Form 10-K, which was filed with the SEC on February 27, 2008, and amended on August 6, 2008. Information regarding TurboChef’s directors and executive officers is available in TurboChef’s proxy statement for its 2008 annual meeting of stockholders and TurboChef’s 2007 Annual Report on Form 10-K, which were filed with the SEC on June 10, 2008 and March 7, 2008, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant material to be filed with the SEC when they become available.
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